UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest report): March 18, 2010

LE BON TABLE BRAND FOODS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Leasing Solutions, Inc.
(Former Name of Registrant Since Its Last Report)

California

(State or Other Jurisdiction of Incorporation)

001-13551	77-0116801
(Commission File No.)	(IRS Employer Identification No.)

3557 South Valley View Ave., Las Vegas, Nevada	89103
(Address of Principal Executive Offices)	(Zip Code)

(888) 229-1030
(Registrant’s Phone No. Including Area Code)

10 Almaden Boulevard, San Jose, California 95113
(Former Name or Address, if Changed Since Last Report)

ITEM 5.02

ELECTION OF NEW BOARD OF DIRECTORS

On March 16, 2010 an emergency shareholder meeting was held at the offices of the company in Las Vegas, Nevada. At that time the Shareholders elected new Directors leaving one vacancy.

ITEM 9.01

EXHIBITS

(1.1) Shareholder Resolution

(99.1) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Le Bon Table Brand Foods Corp.
(Registrant)

Date:	March 18, 2010	By:	/s/ James Barrus
James Barrus, Chairman of the Board